UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
AAC Group Holding Corp.
American Achievement Corporation
American Achievement Group Holding Corp.
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506
Delaware	333-137067	20-4833998

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)
Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
American Achievement Corporation (“AAC”), AAC Group Holding Corp. (“AAC Group”) and American Achievement Group Holding Corp. (“Group Holdings” and, together with AAC and AAC Group, the “Registrants”) announced today that Kris G. Radhakrishnan, age 45, has accepted an offer to become the Vice President, Chief Financial Officer and Treasurer of the Registrants. From September 2004 to March 2006 Mr. Radhakrishnan served as the Vice President and Chief Financial Officer of Resolution Specialty Materials, a global specialty chemical company. From July 2002 to August 2004 Mr. Radhakrishnan served as the Vice President and Controller of Celanese Chemicals, a division of Celanese AG, a global commodity chemicals and specialty chemicals company. From August 2001 to July 2002, Mr. Radhakrishnan served as Director of Finance at Celanese Chemicals. Mr. Radhakrishnan is expected to begin his employment with the Registrants on April 16, 2007 at which time Sherice Bench will transition from Chief Financial Officer to Executive Vice President and Secretary of the Registrants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007	By:	/s/ DONALD PERCENTI
Donald Percenti
Chief Executive Officer